EXHIBIT 10


                          DEFERRED COMPENSATION PLAN
                   FOR EXECUTIVES OF THE QUAKER OATS COMPANY
          (As Amended and Restated Effective as of December 1, 1999)

1. PURPOSE

   The purpose of this Deferred Compensation Plan (the "Plan") is to offer certain senior-level employees and expatriates of The Quaker Oats Company and its subsidiaries (collectively the "Company") the opportunity to defer receipt of compensation payments until termination of their service with the Company.

2. DEFINITIONS

   a. "Beneficiary" shall mean the entity or person designated from time to time in writing by a Participant to receive payments under the Plan after the death of such Participant, or in the absence of an effective designation or the event that such designated person shall predecease such Participant, the Participant's estate.

   b. "Bonus" shall mean the amount of money which the Executive shall be awarded periodically under any of the Company's incentive plans.

   c. "Compensation" shall mean the Salary, Bonus and Excess ESOP Award payments which the Executive is eligible to receive from the Company for services.

   d. "Deferred Amount" shall mean an amount of Compensation deferred under this Plan and carried during the deferral period as Deferred Units.

   e. "Deferred Unit" shall mean a Deferred Amount and any earnings or losses to be allocated as set forth in Section 5 during the period of deferral.

   f. "ESOP" shall mean the portion of The Quaker 401(k) Plan for Salaried Employees that constitutes a leveraged employee stock ownership plan.

   g. "Excess ESOP Award" shall mean any award authorized by the Company's Board of Directors, Compensation Committee or Chief Executive Officer and intended to make the Participant whole for the fact that compensation taken into account in qualified plans is limited under Internal Revenue Code Section 401(a)(17).

   h. "Executive" shall mean for each twelve month period ending June 30, each employee of the Company who is expected to be paid by the Company, Salary and Bonus for such twelve month period in excess of the compensation limit under Internal Revenue Code Section 401(a)(17).

   i. "Participant" shall mean an Executive who has elected to participate in this Plan.

   j. "Salary" shall mean the annual base salary earned from the Company of any Executive.

   k. "Termination of Service" shall mean the termination (by death, retirement or otherwise) of a Participant's service with the Company as an employee.

3. DEFERRAL OF COMPENSATION

   As permitted by the Company, each Executive may elect to defer Compensation under this Plan. Such election shall specify the percentage (in multiples of 10%) of the Participant's Salary, Bonus, and/or Excess ESOP Award to be deferred under the Plan and shall be executed by the Executive on a form prescribed by the Company as follows: a) for Salary, prior to the beginning of the month in which such salary is earned; b) for Bonus, prior to the date established by the Company, which precedes the Bonus payment; and c) for the Excess ESOP Award, prior to the date established by the Company, which precedes the Excess ESOP Award payment. An election with respect to Salary shall continue in effect for future similar payments until changed prospectively by the Participant. Elections with respect to Bonus and the Excess ESOP Award shall be made available annually and once made shall be irrevocable for the Compensation for the year for which it is to be effective. In no event will a Participant's total deferral election for each twelve month period ending June 30, reduce the Compensation payable and taxable to the Participant (not deferred) below the limit referred to in Code Section 401(a)(17) for the twelve month period ending each June 30, which may require the Company to return all or a portion of the Participant's Deferred Amount.

4. TREATMENT OF DEFERRED AMOUNTS

   Participants  shall  be  entitled to select where,  from  among  two  or more phantom investment funds (the "Investment Funds") chosen by the Company, such Deferred Amounts and the earnings thereon shall be invested. The deferred amount shall not actually be invested in any fund, but a Participant's account shall be credited with earnings and losses as if it had been so invested. A Participant's account shall not actually be funded, but shall only represent an unsecured unfunded promise of the Company to pay pursuant to the terms of this Plan. The Investment Funds shall include a Quaker Stock Fund, which shall be carried as common stock units of the Company. The Company may add or delete an Investment Fund or change the investment strategy of any Investment Fund at any time without prior notice. To the extent that the Company must return a Participant's Deferred Amount to meet the deferral limit described in paragraph 3, no earnings or losses shall be credited to such returned amount. No Deferred Amounts may be invested in the Company's Incentive Investment Program or Phantom Incentive Investment Program with respect to Compensation deferred on or after December 1, 1999.

   The Company shall maintain or cause to be maintained separate subaccounts for each Participant in each of the Investment Funds to separately reflect his interests in each such Fund.

   At the time that a Participant enrolls in the Plan he may specify the percentage, in increments of 10% of Deferred Amounts subsequently credited to the Plan that are to be invested in each of the Investment Funds in accordance with uniform rules established by the Company. Any such investment direction shall be deemed to be a continuing direction until changed. During any period in which no such direction has been given in accordance with rules established by the Company, contributions credited to a Participant shall be invested in the Investment Funds as determined by the Company. A Participant may modify his investment direction prospectively by submitting his election to do so prior to the effective time of the change in accordance with uniform rules established by the Company.

   Subject to uniform rules established by the Company, each Participant may elect to transfer prospectively, in increments of 10% the value of his Deferred Units held in any Investment Fund to any other Investment Fund then made available to such Participant. Any such election shall be made by submitting prior to the time it is to be effective in accordance with uniform rules established by the Company. Rights and interests under this Plan may not be assigned.

   A Participant who has elected to defer Compensation shall have the amount of such Compensation credited to the Participant's account as of the same date that it would otherwise be payable to him.

5. PAYMENT OF DEFERRED AMOUNTS

   At the time a Participant first elects to defer Compensation under this Plan, the Participant shall irrevocably specify, on a form prescribed by the Secretary of the Company, the number of annual installments (not exceeding
   15) that the Participant desires to receive payment of the Deferred Amount, and how soon after Termination of Service the Participant wishes to have payment begin. A beneficiary shall also be designated on such form and such Beneficiary may be changed by the Participant at any time prior to the Participant's death. If no effective election (with respect to the number of installments and the beginning date of payments) has been made at the time of Termination of Service, if the Participant has not attained the age of 55 at the time of Termination of Service, or if the Participant has been terminated for gross misconduct, payment of the entire Deferred Amount shall be paid to a Participant (or a Beneficiary, if the Participant shall have died) no later than six months following the year of Termination of Service.

   All payments of Deferred Amounts under this Plan shall be made in cash, or the Company's common stock if The Participants Deferred Units are carried as common stock units of the Company, out of the general assets of the Company, and shall constitute an unfunded and unsecured promise to pay by the Company. The amount of each annual installment payment to a Participant shall be determined by dividing the Deferred Units in the Participant's account by the number of installments remaining to be paid.

6. ACCELERATION OF PAYMENTS

   The  Compensation   Committee  of  the  Company's  Board  of  Directors  (the
   "Compensation Committee" and the "Board") is empowered to accelerate the payment of Deferred Amounts to a Participant or to all Participants or to a Beneficiary, whether before or after the Participant's Termination of Service, for reasons of individual hardship, death, changes in the tax laws or accounting principles, or other reasons which negate or diminish the continued value of Deferred Amounts to Participants or to the Company; provided, however that following a Change in Control, such acceleration may be carried out for any reason deemed appropriate by the Compensation Committee.

7. CHANGE IN CONTROL

   A "Change in Control" shall be deemed to have occurred if:

     (a) any "Person," which shall mean a "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the"Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner "(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities;

     (b) During any period of 24 consecutive months (not including any period prior to May 13, 1998), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect transaction described in paragraph (a), (c)(2) or
         (d) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of the period cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve (1) a plan of complete liquidation of the Company, or (2) the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation in subparagraphs (d)(1) or (d)(2) of this Section; or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

         (1) such a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the Company's or such surviving entity's outstanding voting securities immediately after such merger or consolidation; or

         (2) such a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

         In this paragraph (d), "surviving entity" shall mean only an entity in which all of the Company's stockholders immediately before such merger or consolidation become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company who were directors immediately prior thereto" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation, or who were new directors (other than any director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c)(2), (d)(1) or (d)(2) of this Section) whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds (2/3) of the directors before the beginning of such period.

8. WITHHOLDING

   The Company may withhold taxes, and any other required amounts, including the Hospital Insurance portion of the Federal Social Security Act, from the payment of Deferred Amounts or other amounts paid to the Executive.

9. AMENDMENT OR TERMINATION

   The Company reserves the right, at any time or from time to time, by action of its Board or Executive Committee thereof, to amend or modify, in whole or in part, or terminate the Plan. No amendment or termination shall adversely affect any then existing Deferred Amounts or rights under this Plan.

IN WITNESS WHEREOF, this Plan, as stated, is effective as of December, 1999, and is executed by a duly authorized officer of the Company.


                                     THE QUAKER OATS COMPANY



Dated:  January 26, 2000         By: /s/Pamela S. Hewitt
                                     Its Senior Vice President